CONFORMED COPY

Mortgage

New Jersey Natural Gas Company

To

BNY Midwest Trust Company,
As Trustee

___________________________

Thirty-Second Supplemental Indenture

Dated as of May 1, 2008

___________________________

Supplemental to Indenture of Mortgage and
Deed of Trust Dated April 1, 1952

Prepared by:                  William M. Libit
Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois  60603

Mortgage

Thirty-Second Supplemental Indenture, dated as of May 1, 2008, between New Jersey Natural Gas Company, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the “Company”), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, party of the first part, and BNY Midwest Trust Company, a trust company organized and existing under the laws of the State of Illinois (hereinafter called the “Trustee”), having its principal office at 2 North LaSalle Street, Chicago, Illinois, as Trustee under the Indenture of Mortgage and Deed of Trust hereinafter mentioned, party of the second part.

Whereas, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust dated April 1, 1952 (hereinafter sometimes called the “Original Indenture”) to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

Whereas, the Company thereafter executed and delivered to the Trustee its First Supplemental Indenture dated February 1, 1958, its Second Supplemental Indenture dated December 1, 1960, its Third Supplemental Indenture dated July 1, 1962, its Fourth Supplemental Indenture dated September 1, 1962, its Fifth Supplemental Indenture dated December 1, 1963, its Sixth Supplemental Indenture dated June 1, 1966, its Seventh Supplemental Indenture dated October 1, 1970, its Eighth Supplemental Indenture dated May 1, 1975, its Ninth Supplemental Indenture dated February 1, 1977, its Tenth Supplemental Indenture dated as of September 1, 1980, its Eleventh Supplemental Indenture dated as of September 1, 1983, its Twelfth Supplemental Indenture dated as of August 1, 1984, its Thirteenth Supplemental Indenture dated as of September 1, 1985, its Fourteenth Supplemental Indenture dated as of May 1, 1986, its Fifteenth Supplemental Indenture dated as of March 1, 1987, its Sixteenth Supplemental Indenture dated as of December 1, 1987, its Seventeenth Supplemental Indenture dated as of June 1, 1988, its Eighteenth Supplemental Indenture dated as of June 1, 1989, its Nineteenth Supplemental Indenture dated as of March 1, 1991, its Twentieth Supplemental Indenture dated as of December 1, 1992, its Twenty-First Supplemental Indenture dated as of August 1, 1993, its Twenty-Second Supplemental Indenture dated as of October 1, 1993, its Twenty-Third Supplemental Indenture dated as of August 15, 1994, its Twenty-Fourth Supplemental Indenture dated as of October 1, 1994, its Twenty-Fifth Supplemental Indenture dated as of July 15, 1995, its Twenty-Sixth Supplemental Indenture dated as of October 1, 1995, its Twenty-Seventh Supplemental Indenture dated as of September 1, 1997, its Twenty-Eighth Supplemental Indenture dated as of January 1, 1998, its Twenty-Ninth Supplemental Indenture dated as of April 1, 1998, its Thirtieth Supplemental Indenture dated as of December 1, 2003 and its Thirty-First Supplemental Indenture dated as of October 1, 2005, supplementing and amending the Original Indenture; and

Whereas, Bonds in the aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) were issued under and in accordance with the terms of the Original Indenture, as an initial series designated “First Mortgage Bonds, 4-1/4% Series A due 1977,” herein sometimes called “1977 Series A Bonds,” which 1977 Series A Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture, as a second series designated “First Mortgage Bonds, 5% Series B due 1983”, herein sometimes called “1983 Series B Bonds”, which 1983 Series B Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Four Million Dollars ($4,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture, as a third series designated “First Mortgage Bonds, 5-1/8% Series C due 1985,” herein sometimes called “1985 Series C Bonds,” which 1985 Series C Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Five Million Dollars ($5,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fourth Supplemental Indentures, inclusive, as a fourth series designated “First Mortgage Bonds, 4-7/8% Series D due 1987,” herein sometimes called “1987 Series D Bonds,” which 1987 Series D Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifth Supplemental Indentures, inclusive, as a fifth series designated “First Mortgage Bonds, 4-3/4% Series E due 1988,” herein sometimes called “1988 Series E Bonds,” which 1988 Series E Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventh Supplemental Indentures, inclusive, as a sixth series designated “First Mortgage Bonds, 9-1/4% Series F due 1995,” herein sometimes called “1995 Series F Bonds,” which 1995 Series F Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eighth Supplemental Indentures, inclusive as a seventh series designated “First Mortgage Bonds, 10% Series G due 1987,” herein sometimes called “1987 Series G Bonds,” which 1987 Series G Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Ninth Supplemental Indentures, inclusive, as an eighth series designated “First Mortgage Bonds, 9% Series H due 1992,” herein sometimes called “1992 Series H Bonds,” which 1992 Series H Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Tenth Supplemental Indentures, inclusive, as a ninth series designated “First Mortgage Bonds, 9-1/8% Series J due 2000,” herein sometimes called “2000 Series J Bonds,” which 2000 Series J Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eleventh Supplemental Indentures, inclusive, as a tenth series designated “First Mortgage Bonds, 10-3/8% Series K due 2013,” herein sometimes called “2013 Series K Bonds,” which 2013 Series K Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twelfth Supplemental Indentures, inclusive, as an eleventh series designated “First Mortgage Bonds, 10-l/2% Series L due 2014,” herein sometimes called “2014 Series L Bonds,” which 2014 Series L Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Twelve Million Dollars ($12,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirteenth Supplemental Indentures, inclusive, as a twelfth series designated “First Mortgage Bonds, 10.85% Series M due 2000,” herein sometimes called “2000 Series M Bonds,” which 2000 Series M Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture as supplemented and amended by the First through the Fourteenth Supplemental Indentures, inclusive, as a thirteenth series designated “First Mortgage Bonds, 10% Series N due 2001,” herein sometimes called “2001 Series N Bonds,” which 2001 Series N Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifteenth Supplemental Indentures, inclusive, as a fourteenth series designated “First Mortgage Bonds, 8.50% Series P due 2002,” herein sometimes called “2002 Series P Bonds,” which 2002 Series P Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Sixteenth Supplemental Indentures, inclusive, as a fifteenth series designated “First Mortgage Bonds, 9% Series Q due 2017,” herein sometimes called “2017 Series Q Bonds,” which 2017 Series Q Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventeenth Supplemental Indentures, inclusive, as a sixteenth series designated “First Mortgage Bonds, 8.50% Series R due 2018,” herein sometimes called “2018 Series R Bonds,” which 2018 Series R Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Twenty Million Dollars ($20,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eighteenth Supplemental Indentures, inclusive, as a seventeenth series designated “First Mortgage Bonds, 10.10% Series S due 2009,” herein sometimes called “2009 Series S Bonds,” which 2009 Series S Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as an eighteenth series designated “First Mortgage Bonds, 7.05% Series T due 2016,” herein sometimes called “2016 Series T Bonds,” which 2016 Series T Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were authorized, of which Fifteen Million Dollars ($15,000,000) have been issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as a nineteenth series designated “First Mortgage Bonds, 7.25% Series U due 2021,” herein sometimes called “2021 Series U Bonds,” which 2021 Series U Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twentieth Supplemental Indentures, inclusive, as a twentieth series designated “First Mortgage Bonds, 7.50% Series V due 2002,” herein sometimes called “2002 Series V Bonds,” which 2002 Series V Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-First Supplemental Indentures, inclusive, as a twenty-first series designated “First Mortgage Bonds, 5-3/8% Series W due 2023,” herein sometimes called “2023 Series W Bonds,” which 2023 Series W Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Thirty Million Dollars ($30,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Second Supplemental Indentures, inclusive, as a twenty-second series designated “First Mortgage Bonds, 6.27% Series X due 2008,” herein sometimes called “2008 Series X Bonds,” of which Thirty Million Dollars ($30,000,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Third Supplemental Indentures, inclusive, as a twenty-third series designated “First Mortgage Bonds, 6.25% Series Y due 2024,” herein sometimes called “2024 Series Y Bonds,” which 2024 Series Y Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Fourth Supplemental Indentures, inclusive, as a twenty-fourth series designated “First Mortgage Bonds, 8.25% Series Z due 2004,” herein sometimes called “2004 Series Z Bonds,” which 2004 Series Z Bonds have since been paid and redeemed by the Company; and

Whereas, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Fifth Supplemental Indentures, inclusive, as a twenty-fifth series designated “First Mortgage Bonds, Adjustable Rate Series AA due 2030,” herein sometimes called “2030 Series AA Bonds,” of which Twenty-Five Million Dollars ($25,000,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Sixteen Million Dollars ($16,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Fifth Supplemental Indentures, inclusive, as a twenty-sixth series designated “First Mortgage Bonds, Adjustable Rate Series BB due 2030,” herein sometimes called “2030 Series BB Bonds,” of which Sixteen Million Dollars ($16,000,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Twenty Million Dollars ($20,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Sixth Supplemental Indentures, inclusive, as a twenty-seventh series designated “First Mortgage Bonds, 6-7/8 Series CC due 2010,” herein sometimes called “2010 Series CC Bonds,” of which Twenty Million Dollars ($20,000,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Seventh Supplemental Indentures, inclusive, as a twenty-eighth series designated “First Mortgage Bonds, Adjustable Rate Series DD due 2027,” herein sometimes called “2027 Series DD Bonds,” of which Thirteen Million Five Hundred Thousand Dollars ($13,500,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Eighth Supplemental Indentures, inclusive, as a twenty-ninth series designated “First Mortgage Bonds, Adjustable Rate Series EE due 2028,” herein sometimes called “2028 Series EE Bonds,” of which Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Eighth Supplemental Indentures, inclusive, as a thirtieth series designated “First Mortgage Bonds, Adjustable Rate Series FF due 2028,” herein sometimes called “2028 Series FF Bonds,” of which Fifteen Million Dollars ($15,000,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Eighteen Million Dollars ($18,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Ninth Supplemental Indentures, inclusive, as a thirty-first series designated “First Mortgage Bonds, Adjustable Rate Series GG due 2033,” herein sometimes called “2033 Series GG Bonds,” of which Eighteen Million Dollars ($18,000,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Twelve Million Dollars ($12,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirtieth Supplemental Indentures, inclusive, as a thirty-second series designated “First Mortgage Bonds, Series HH due 2038,” herein sometimes called “2038 Series HH Bonds,” of which Twelve Million Dollars ($12,000,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-First Supplemental Indentures, inclusive, as a thirty-third series designated “First Mortgage Bonds, Series II due 2023,” herein sometimes called “2023 Series II Bonds,” of which Ten Million Three Hundred Thousand Dollars ($10,300,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-First Supplemental Indentures, inclusive, as a thirty-fourth series designated “First Mortgage Bonds, Series JJ due 2024,” herein sometimes called “2024 Series JJ Bonds,” of which Ten Million Five Hundred Thousand Dollars ($10,500,000) in principal amount are outstanding at the date hereof; and

Whereas, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were authorized under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirty-First Supplemental Indentures, inclusive, as a thirty-fifth series designated “First Mortgage Bonds, Series KK due 2040,” herein sometimes called “2040 Series KK Bonds,” of which Ten Million Eight Hundred Thousand Dollars ($10,800,000) in principal amount are outstanding at the date hereof; and

Whereas, that on May 17, 2000 BNY Midwest Trust Company, as transferee of the corporate trust business of Harris Trust and Savings Bank, Trustee under the Original Indenture, became successor Trustee under the Original Indenture; and

Whereas, the Original Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (the term “Indenture” and other terms used herein having the meanings assigned thereto in the Original Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and

Whereas, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to convey, transfer and assign unto the Trustee and to subject to the lien of the Indenture additional properties acquired by the Company; and

Whereas, the Company has entered into a Note Purchase Agreement dated as of May 15, 2008 (the “Note Purchase Agreement”) with the Purchasers identified in Schedule A attached thereto, pursuant to which the Company issued its senior notes designated “5.60% Senior Notes due May 15, 2018” in the aggregate principal amount of $125,000,000 (the “Senior Notes due May 15, 2018”); and

Whereas, the Company has duly determined to create a thirty-sixth series of Bonds, to be known as “First Mortgage Bonds, Series LL due 2018,” herein sometimes called “2018 Series LL Bonds,” to be delivered and pledged to The Bank of New York, as collateral agent (the “Collateral Agent”) pursuant to the Note Purchase Agreement for the benefit and security of the holders of the Senior Notes due May 15, 2018, all as herein provided and as provided in the Note Purchase Agreement, and to add to the covenants and agreements contained in the Indenture the covenants and agreements hereinafter set forth; and

Whereas, the Company, is seeking to amend certain provisions of the Indenture identified in § 4.1 of this Thirty-Second Supplemental Indenture, in accordance with the provisions of § 17.01I of the Indenture; and

Whereas, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Thirty-Second Supplemental Indenture in the form hereof for the purposes herein provided; and

Whereas, all conditions and requirements necessary to make this Thirty-Second Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

Now, Therefore, this Indenture Witnesseth:

       That New Jersey Natural Gas Company, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the party of the second part, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in anywise limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:

I. Franchises

All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights or any of them.

II. Gas Distribution Systems and Related Property

All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.

All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.  Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.

III. Contracts

All of the Company’s right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof.

To have and to hold the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;

Subject, however, as to property hereby conveyed, to Permitted Encumbrances;

But in trust, nevertheless, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person and corporation who may be or become the holders of the Bonds and coupons hereby secured, if any, without preference, priority or distinction as to the lien or otherwise of one Bond or coupon over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series and except as provided in § 9.02 of the Indenture), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.

This Indenture further witnesseth, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds and coupons, or any thereof, as follows:

Article I

Certain Amendments of Indenture

                          § 1.1.The Original Indenture, as heretofore amended, be and it hereby is further amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:

                          § 1.01.The following definition be and it hereby is added immediately after the thirty-second sentence of § 1.01B:

“‘Thirty-Second Supplemental Indenture’ shall mean the Supplemental Indenture dated as of May 1, 2008, supplemental to the Indenture.”

                          § 1.01.The following definition be and it hereby is added immediately after the thirty-sixth sentence of § 1.01F:

“‘2018 Series LL Bond’ shall mean one of the First Mortgage Bonds, Series LL due 2018, issued hereunder.”

                          § 2.11.The following be and it hereby is added at the end of § 2.11:

“No charge except for taxes or governmental charges shall be made against any holder of any 2018 Series LL Bond for the exchange, transfer or registration of transfer thereof.”

                          § 8.08.The period at the end of the first paragraph of § 8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:

“, and the 2018 Series LL Bonds shall be redeemed at the redemption price specified in § 10.88.”

Article II

2018 Series LL Bonds

                          § 2.1.There shall be a thirty-sixth series of Bonds, known as and entitled “First Mortgage Bonds, Series LL due 2018” or “First Mortgage Bonds, Series LL” (herein and in the Indenture referred to as the “2018 Series LL Bonds”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in the preambles to the Original Indenture.

The aggregate principal amount of 2018 Series LL Bonds which may be authenticated and delivered and outstanding under the Indenture is One Hundred Twenty Five Million Dollars ($125,000,000).

The 2018 Series LL Bonds shall be payable to the Collateral Agent, and shall be nontransferable except to a successor of the Collateral Agent, in accordance with the Note Purchase Agreement.

The 2018 Series LL Bonds shall bear interest at the rate of 5.60% per annum, computed on the basis of a 360-day year of twelve 30-day months, until the principal thereof is paid or made available for payment, and shall mature on May 15, 2018, subject to prior redemption as described herein; provided that any principal and Make-Whole Amount (as defined in the Note Purchase Agreement), and any such installment of interest which is overdue shall bear interest at the rate of six percent (6%) per annum (to the extent that payment of such interest is enforceable under applicable law).

The 2018 Series LL Bonds shall be in the form of registered Bonds without coupons of denominations of One Thousand Dollars ($1,000) and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization.  The 2018 Series LL Bonds shall be dated as provided in § 2.05 of the Indenture.  All 2018 Series LL Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2018 Series LL Bonds, on each date on which interest shall from time to time be payable on the Senior Notes due May 15, 2018; provided, that the obligation of the Company to make payments with respect to the principal of, Make-Whole Amount, if any, and interest on the May 15, 2018 Series LL Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, Make-Whole Amount, if any, and interest on any of the Senior Notes due May 15, 2018 shall have been fully or partially paid from payments made by the Company under the Note Purchase Agreement.  The principal of and the Make-Whole Amount, if any, and interest on the 2018 Series LL Bonds shall be payable at the principal office of the Trustee, in the City of Chicago, Illinois, or, at the option of the Company, at the “principal office” (as indicated pursuant to the Note Purchase Agreement) of the Collateral Agent, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

Notwithstanding any other provision of the Indenture or of the 2018 Series LL Bonds, payments of the principal of and the Make-Whole Amount, if any, and interest on any 2018 Series LL Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2018 Series LL Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.

The 2018 Series LL Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this Supplemental Indenture.

The 2018 Series LL Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture and shall also be excluded from the benefits of the covenants of § 9.08 and § 11.01 of the Indenture.

Notwithstanding the provisions of § 10.04 or any other provision of the Indenture, the selection of 2018 Series LL Bonds to be redeemed shall, in case fewer than all of the outstanding 2018 Series LL Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of One Thousand Dollars ($1,000)) among the registered holders of the 2018 Series LL Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2018 Series LL Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2018 Series LL Bonds).

The definitive 2018 Series LL Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper.  Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2018 Series LL Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same.  The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

                          § 2.2. 2018 Series LL Bonds in the aggregate principal amount of One Hundred Twenty Five Million Dollars ($125,000,000) may forthwith upon the execution and delivery of this Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Supplemental Indenture.  No additional 2018 Series LL Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2018 Series LL Bonds.

                          § 2.3.As provided in Section 2.2(d) of the Note Purchase Agreement, from and after the Release Date (as defined in the Note Purchase Agreement), the obligations of the Company with respect to the 2018 Series LL Bonds shall be deemed to be satisfied and discharged, the 2018 Series LL Bonds shall cease to secure in any manner any Senior Notes due May 15, 2018 outstanding under the Note Purchase Agreement, and, following the satisfaction of the requirements of Section 2.2(d) of the Note Purchase Agreement, the Collateral Agent shall forthwith deliver the 2018 Series LL Bonds to the Company together with such appropriate instruments of transfer or release as may be reasonably required by the Company, and then the Company shall deliver such 2018 Series LL Bonds to the Trustee for cancellation.

Article III

Redemption of the 2018 Series LL Bonds

                          § 3.1.The following § 10.87 and § 10.88 be and they hereby are added to Article Ten of the Indenture:

                          “§ 10.87.The 2018 Series LL Bonds shall be subject to redemption as follows: payments of principal of and Make-Whole Amount, if any, and interest on the 2018 Series LL Bonds shall be made to the Collateral Agent to redeem 2018 Series LL Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Senior Notes due May 15, 2018) and (b) make, when due, any prepayment required or permitted by the Senior Notes due May 15, 2018 in connection with any prepayment of the Senior Notes due May 15, 2018; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Senior Notes due May 15, 2018 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal and Make-Whole Amount, and any interest which is overdue shall bear interest at the rate of six percent (6%) per annum (to the extent that payment of such interest is enforceable under applicable law).  Terms used and not defined in this Section shall have the respective meanings given to them in the Thirty-Second Supplemental Indenture dated as of May 1, 2008.”

                          “§ 10.88.In the case of the redemption of 2018 Series LL Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2018 Series LL Bonds shall, upon compliance with provisions of § 10.04, and subject to the provisions of § 2.1 of the Thirty-Second Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.”

Article IV

Consent to Amendment

                          § 4.1.Each holder of a 2018 Series LL Bond, by holding such 2018 Series LL Bond, and as a fundamental term of the 2018 Series LL Bonds and this Supplemental Indenture, consents and shall be deemed to have consented to the substance of the following amendments to the Indenture.

The definition of “Interest Charges on Indebtedness” in the Indenture will be amended by adding the following paragraphs and definitions at the end of the definition:

“In the event any Bonds bear, are being issued which bear, or are to bear, interest at a variable rate during such period, annual Interest Charges on Indebtedness on such variable rate Bonds for any such period shall be computed by assuming that the rate of interest applicable to such period is the highest of (A) the actual rate at the date of calculation, or if the Bonds are not yet Outstanding, the initial rate, (B) if the Bonds have been Outstanding for at least 12 months, the average rate over the 12 months immediately preceding the date of calculation, and (C)(1) if the obligations which are secured by such Bonds are issued as obligations the interest on which is excludable from gross income under the applicable provisions of the Internal Revenue Code of 1986, as amended, the rate of interest shown in the most recently published interest rate in The Bond Buyer as the 30 Year Index of 25 Revenue Bonds or a comparable index selected by a Vice President or the Treasurer or (2) if interest on the obligations which are secured by such Bonds is not intended to be so excludable or if such Bonds do not secure a separate obligation of the Company, the interest rate on Government Obligations with comparable maturities, but in each case not in excess of the lesser of (a) the maximum rate authorized by law and (b) the maximum rate permitted in the supplement to the Indenture authorizing the issuance of the related Bonds.

In the event the Company has entered into a Hedging Transaction in connection with any Bonds for such period, the computation of the annual Interest Charges on Indebtedness for such Bonds for such period may, at the option of a Vice President or the Treasurer, include payments made and received by the Company or to be made and received by the Company under the related Hedging Transaction, provided that at the time such option is initially exercised the Company delivers a certificate to the effect that (1) the institution other than the Company that is party to such Hedging Transaction (the “Counterparty”) is obligated under such Hedging Transaction to make payments thereunder for the period for which the computation of the annual Interest Charges on Indebtedness on such Bonds is being determined, and (2) as of the date the Company and the Counterparty entered into such Hedging Transaction, the long-term debt obligations of the Counterparty or of any guarantor of the Counterparty’s obligations under such Hedging Transaction were rated “A” or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group.

“Government Obligations” means securities which are direct obligations of the United States of America (including trust receipts evidencing an interest therein) and securities for which the United States of America has fully guaranteed the payment of principal and interest.

“Hedging Transaction” means an agreement, expressly identified in a certificate of a Vice President or Treasurer of the Company as being entered into in order to hedge the interest payable on all or a portion of any Bonds, which agreement may include, without limitation, an interest rate swap, a forward or futures contract or an option (e.g., a call, put, cap, floor or collar) and which agreement does not constitute an obligation to repay money borrowed, credit extended or the equivalent thereof.”

§ 9.17 of the Indenture will be amended to read as follows:

“The Company covenants and agrees to deliver to the Trustee:

A.           Within fifty five (55) days after the end of each quarterly period, except the last, of each fiscal year, a copy of its balance sheet and its statement of capitalization as at the end of such quarterly period, its income statement for the three months to the end of such quarterly period, and its statements of cash flows for the three months to the end of such quarterly period together with the figures for the corresponding date or period or fiscal year end prior thereto, as the case may be, in reasonable detail, certified by a financial officer of the Company; and

B.           Within one hundred and twenty (120) days after the end of each fiscal year, a copy of its balance sheet as at the end of such year, its income statement for such year, its statement of cash flows for such year, its statement of capitalization for such year and its statement of common stock equity and comprehensive income for such year, in reasonable detail, certified by Independent Accountants of recognized standing selected by the Company.”

The foregoing consent shall be irrevocable, shall be continuing and in effect at all times and shall be deemed to be “concurrent” (within the meaning of § 13.01 of the Indenture) with the writings relating to the foregoing amendment by or on behalf of all other Bondholders.  Further, the foregoing consent shall survive any transfer, exchange or substitution of any 2018 Series LL Bond and shall bind all holders thereof and such holders’ transferees, successors, assigns, heirs and legatees.  Each holder of a 2018 Series LL Bond (and such holder’s transferees, successors, assigns, heirs and legatees), by holding such 2018 Series LL Bond, authorizes and shall be deemed to have authorized the Trustee to sign, in the name of all holders of the 2018 Series LL Bonds, any consent or authorization deemed necessary or desirable in the discretion of the Trustee to evidence the foregoing consent (it being understood and agreed, however, that this § 4.1 shall constitute, for all purposes of the Indenture, the written consent by the holders of the 2018 Series LL Bonds to the foregoing amendment without further act or instrument).

The foregoing amendments to the Indenture contained in this § 4.1 shall become effective upon the consent of the holders of at least 66-2/3% in principal amount of the Bonds at the time outstanding.

Article V

Miscellaneous

                          § 5.1.The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.

                          § 5.2.The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

                          § 5.3.The terms used in this Supplemental Indenture shall have the meanings assigned thereto in the Indenture.  Reference by number in this Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.

                          § 5.4.As amended and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                          § 5.5.Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.

                          § 5.6.This Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

New Jersey Natural Gas Company hereby declares that it has read this Thirty-Second Supplemental Indenture, has received a completely filled-in true copy of it without charge and has signed this Thirty-Second Supplemental Indenture on the date contained in its acknowledgment hereof.

In witness whereof, New Jersey Natural Gas Company, party of the first part, has caused these presents to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Corporate Secretary, and BNY Midwest Trust Company, party of the second part, in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Vice Presidents.

New Jersey Natural Gas Company

By /s/ Kathleen T. Ellis
Name:	Kathleen T. Ellis
Title:	Executive Vice President and
Chief Operating Officer
[Corporate Seal]

Attest:

      /s/ Rhonda M. Figueroa
Name: Rhonda M. Figueroa
Title: Corporate Secretary

Signed, sealed and delivered by New Jersey
Natural Gas Company in the presence of:

        /s/ Richard Reich
Name:   Richard Reich

        /s/ Helen E. Kinsella
Name:   Helen E. Kinsella

BNY Midwest Trust Company, as Trustee

By /s/ J. Bartolini
Name: J. Bartolini
Title: Vice President
[Corporate Seal]

Attest:

        /s/  D.G. Donovan
Name:  D.G. Donovan
Title:    Vice President

Signed, sealed and delivered by BNY Midwest
Trust Company in the presence of:

       /s/  M. Callahan
Name:   M. Callahan

       /s/  L. Garcia
Name:   L. Garcia

State of New Jersey                                                      )
)  SS:
County of Monmouth                                                      )

Be it remembered that on this   5th   day of May, 2008, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Rhonda M. Figueroa to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is the Corporate Secretary of New Jersey Natural Gas Company, the grantor or mortgagor in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors of said corporation; that Kathleen T. Ellis is an Executive Vice President and Chief Operating Officer of said corporation; that she saw said Kathleen T. Ellis as such Executive Vice President and Chief Operating Officer, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard her declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed her name thereto, at the same time, as attesting witness.

       /s/  Rhonda M. Figueroa
Name:  Rhonda M. Figueroa
Title:    Corporate Secretary
Subscribed and sworn to before me,
an Attorney-at-Law of the State of
New Jersey, at Wall, New Jersey,
the day and year aforesaid.

        /s/  Richard Reich
Name:  Richard Reich
             Attorney-at-Law of the
             State of New Jersey

State of Illinois                                              )
)  SS:
County of Cook                                              )

Be it remembered that on this    8th    day of May, 2008, before me, the subscriber, a Notary Public of the State of Illinois, personally appeared D.G. Donovan to me known who, being by me duly sworn according to law, on his oath, does depose and make proof to my satisfaction that he is an Vice President of BNY Midwest Trust Company, the grantee or mortgagee and trustee in the foregoing Supplemental Indenture named; that he well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of a resolution of the Board of Directors of said corporation; that J. Bartolini is a Vice President of said corporation; that he saw said J. Bartolini as such Vice President affix said seal thereto, sign and deliver said Supplemental Indenture, and heard said J. Bartolini declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolution, and that this deponent signed her name thereto, at the same time, as attesting witness.

        /s/  D. G. Donovan
 Name:  D.G. Donovan
 Title:  Vice President
Subscribed and sworn to before
me a Notary Public of the State
of Illinois at Chicago, the day
and year aforesaid.

      /s/   Julie Meadors
Notary Public of the State of Illinois

[Seal]